Exhibit 4.01

Exhibit 4.01

00310

NUMBER

AAA

CLASS A

COMMON STOCK

ARLINGTON ASSET INVESTMENT CORP.

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 041356 20 5

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

THIS CERTIFIES THAT

SPECIMEN

Is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, Par Value $0.01 per share, OF

Arlington Asset Investment Corp., the above-named Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is no valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile signatures of the Corporation duly authorized officers.

Dated:

Countersigned and Registered:

American Stock Transfer & Trust Company, LLC

(New York, NY)

Transfer Agent and Registrar

Chairman & Chief Executive Officer

By

Authorized Signature

President & Chief Operating Officer

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE CORPORATION

ARLINGTON ASSET INVESTMENT CORP.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF STOCK AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES WITHIN A CLASS (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES). ANY SUCH REQUESTS SHOULD BE ADDRESSED IN WRITING TO THE SECRETARY OF THE CORPORATION.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE (“CLASS A COMMON STOCK”). THE ARTICLES OF INCORPORATION OF THE CORPORATION PROVIDE THAT EXCEPT AS OTHERWISE REQUIRED BY LAW: (i) THE HOLDERS OF CLASS A COMMON STOCK WILL BE ENTITLED TO ONE (1) VOTE PER SHARE ON ALL MATTERS TO BE VOTED ON BY THE CORPORATION’S SHAREHOLDERS. (ii) THE HOLDERS OF CLASS B COMMON STOCK PAR VALUE $0.01 PER SHARE (“CLASS B COMMON STOCK”) WILL BE ENTITILED TO THREE (3) VOTES PER SHARE ON ALL MATTERS TO BE VOTED ON BY THE CORPORATION’S SHAREHOLDERS AND (iii) THE HOLDERS OF THE CLASS A COMMON STOCK AND CLASS B COMMON STOCK SHALL VOTE TOGETHER AS A SINGLE VOTING GROUP. IN CERTAIN CIRCUMSTANCES SHARES OF CLASS B COMMON STOCK ARE CONVERTIBLE AT THE OPTION OF THE CORPORATION INTO AN EQUAL NUMBER OF SHARES OF CLASS A COMMON STOCK. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES OF INCORPORATION AS AMENDED FROM TIME-TO-TIME, WHICH ARE MADE A PART HEREOF BY REFERENCE AND A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS IN WRITING.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares of the Capital Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated 20

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Arlington Asset investment Corp and American Stock Transfer & Trust Company LLC, dated as of June 5, 2009 and as amended from time to tome (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and duly of which is on file at the principal executive offices of Arlington Asset Investment Corp. The rights are not exercisable prior to the occurrence of certain specified in thoughts Agreement. Under certain circumstances asset forth in the Rights Agreement, such Rights may be redeemed may be exchanged may expire may be amended or may be evidenced by separate certificates and no longer be evidenced by this certificate. Arlington Asset Investment Corp. shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of written request therefor. Under certain circumstances as set forth in the Rights Agreement , Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may be null and void.